Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Essex Property Trust, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-131276, 333-131178, 333-102552, 333-44467, 333-21989 and 333-108336), the registration statement on Form S-3D (No. 333-36029), and the registration statements on Form S-8 (Nos. 333-123001, 333-122999, and 333-55646) of Essex Property Trust, Inc. of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule III, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Essex Property Trust, Inc.

 /S/     KPMG LLP
       KPMG LLP

San Francisco, California
February 28, 2007